                                                                       EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made and entered into as of December 17, 2001, by and among Industrial Holdings, Inc., a Texas corporation (the "Company"), and the other parties listed on the signature pages hereof.

         WHEREAS, pursuant to the Agreement and Plan of Merger dated May 7, 2001, as amended (the "Merger Agreement"), by and among the Company, T-3 Energy Services, Inc., a Delaware corporation, and First Reserve Fund VIII, L.P., a Delaware limited partnership ("First Reserve"), certain Holders (as defined herein) has or will acquire shares of the surviving company's common stock, par value $.01 per share (the "Common Stock");

         WHEREAS, SJMB, L.P., a Delaware limited partnership ("St. James"), has previously been granted registration rights with respect to the Company's securities, pursuant to which St. James is entitled to the benefit of any later, more favorable registration rights;

         WHEREAS, certain other shareholders of the Company have been granted registration rights, which such shareholders and the Company desire to replace with the rights granted herein; and

         WHEREAS, this Agreement is entered into pursuant to the terms of the Merger Agreement.

         NOW, THEREFORE, for and in consideration of the premises, and the mutual and dependent promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


1.       Certain Definitions.

         For the purposes of the this Agreement the term:

         "Agreement" is defined in the preamble.

         "Affiliate" shall mean, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of capital stock of that Person, by contract or otherwise).

         "Board" means the board of directors of the Company.



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         "Business Day" means any day that is not a Saturday, a Sunday or any day on which banks in the State of Texas are authorized or obligated to close.

         "Company Notice" is defined in Section 2.1(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means the parties (other than the Company) listed on the signature pages hereof and any permitted assignee to whom rights under Section 2 hereof have been duly assigned in accordance with Section 3.2 of this Agreement.

         "Holder Notice" is defined in Section 2.1(a).

         "Inclusion Notice" is defined in Section 2.1(a).

         "Person" shall mean any natural person, entity, estate, trust, union or employee organization or governmental authority.

         "Registration" shall, and the terms "register," "registered," and "registration" shall also refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement.

         "Registration Expense" shall mean, with respect to any demand registration (as set forth in Section 2.1) or piggyback registration (as set forth in Section 2.2) all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including the reasonable fees and disbursements of counsel for any underwriters, dealers or placement agents in connection therewith), (iii) printing expenses (or comparable duplication expenses) and escrow fees, (iv) internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company, (vi) fees and expenses for independent certified public accountants retained by the Company (including all fees and expenses associated with special audits or the delivery by independent certified public accountants of a "cold comfort" letter or letters), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) fees and expenses of listing the Registrable Securities on a securities exchange, (ix) the reasonable fees and expenses of a single firm of legal counsel for the Holders participating in such demand registration or piggyback registration and, (x) all other reasonable fees, costs, expenses and disbursements incurred in connection with or incident to the Company's compliance with Section 2.

         "Registration Statement" means a registration statement filed with the SEC under applicable provisions of the Securities Act and regulations promulgated thereunder.



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         "Registrable Securities" shall mean any Common Stock of the Company owned or hereafter acquired by the Holders and any Common Stock of the Company underlying Warrants owned or hereafter acquired by the Holders. Notwithstanding the foregoing, "Registrable Securities" shall exclude (i) any Registrable Securities sold by a person in a transaction in which rights under Section 2 hereof are not assigned in accordance with this Agreement and (ii) any Registrable Securities sold in a public offering.

         "Registrable Securities Then Outstanding" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and are then outstanding.

         "SEC" The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration" is defined in section 2.1(c).

         "Warrants" means any rights granted by the Company to purchase shares of Common Stock of the Company at a determinable price (subject to adjustment), but excluding any options to purchase shares of such Common Stock granted by the Company to any employee, director or consultant of the Company or any of its subsidiaries under any written plan adopted by the Company or any of its subsidiaries for the benefit of such persons.

         "Violation" is defined in Section 2.5(a).

2.       Registration Rights.

         2.1. Demand Registrations.

                  (a) Request by Holders. If the Company shall receive a written request from a Holder that the Company file a Registration Statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.1 (a "Holder Notice"), then the Company shall, within 10 Business Days of the receipt of such Holder Notice, give written notice of such request ("Company Notice") to all Holders. The Holders shall, within 20 days after receipt of the Company Notice, deliver written notice to the Company of the number of Registrable Securities that Holders electing to participate in the demand rights under this Section 2.1(a) ("Inclusion Notice"), and the Company shall use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered in the Inclusion Notice, subject only to the limitations of this Section 2.1. Notwithstanding the foregoing and provided that SJMB, L.P. shall be entitled to one demand registration under this Section 2.1 regardless of its percentage of the Registrable Securities Then



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Outstanding, the Company shall not be required to effect a registration under this Section 2.1(a) if (x) the Registrable Securities requested by all Holders to be registered in the Inclusion Notice is less than 8% of the Registrable Securities Then Outstanding, (y) the Company has, within the six month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.1, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.2, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.2(a) or (z) at the time of the Company's receipt of the Holder Notice, the filing of the Registration Statement or at any time during which the Registration Statement is effective, the Company is not eligible to register ("S3 Eligible") the resale of shares by Holders on Form S-3 under General Instructions I.A and I.B.3 to Form S-3 (or applicable successor form).

                  (b) Underwriting. If the Holders initiating the registration request under this Section 2.1 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of the Holder Notice and the Company shall include such information in the Company Notice. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.1, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration under this Section 2.1 (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless
(i) all Registrable Securities held by Holders requesting registration under
Section 2.2 are first entirely excluded from the underwriting and registration on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; and (ii) all other securities of the Company (whether being sold by the Company or otherwise) are then entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence. If any such registration, as a result of a reduction at the request of an underwriter, does not include at least



                                                                   Page 51 of 65
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8% of the Registrable Securities Then Outstanding, such registration shall not constitute a demand for purposes of Section 2.1(d).

                  (c) Shelf Registration. Any registration requested under
Section 2.1(a) shall be effected on Form S-3 pursuant to Rule 415 under the Securities Act (or its successor) on a continuous basis for the period requested (a "Shelf Registration"). Under the Shelf Registration, the Company shall be entitled to require that a Holder or Holders refrain from effecting any public sales or distributions of the Registrable Securities pursuant to a Registration Statement, if the Board reasonably determines that such public sales or distributions would interfere in any material respect with any transaction involving the Company that the Board reasonably determines to be material to the Company. The Board shall, as promptly as practicable, give the Holders written notice of any such development. In the event of a request by the Board that Holders refrain from effecting any public sales or distributions of the Registrable Securities, the Company shall be required to lift such restrictions regarding effecting public sales or distributions of the Registrable Securities as soon as reasonably practicable after the Board shall reasonably determine public sales or distributions by Holders shall not interfere with such transaction, provided, that in no event shall any requirement that Holders refrain from effecting public sales or distributions in the Registrable Securities extend for more than 90 days; provided, however, that the Company may not utilize this right more than once in any 12 month period.

                  (d) Other Registration. Notwithstanding the provisions of this Agreement to the contrary, if the Company is not S-3 Eligible after August 1, 2002, as a result of any action or omission by the Company after such date, the Holder Notice may request any registration requested under Section 2.1(a) be effected on Form S-1 (or any applicable successor form). Other than the requirement that registrations requested under Section 2.1(a) be effected on Form S-3, any such registration effected pursuant to this paragraph shall be subject to the same agreements regarding restrictions on public sales or distributions set forth in Section 2.1.

                  (e) Maximum Number of Demand Registrations. The Company shall be obligated to effect three such demand registrations pursuant to this Section 2.1.

                  (f) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a Registration Statement pursuant to this Section 2.1, a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be filed, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period.

                  (g) Expenses. All Registration Expenses incurred in connection with any registration pursuant to this Section 2.1, shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
2.1 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of



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the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers in connection with such offering by the Holders.

         2.2. Piggyback Registrations.

                  (a) Notice by Company. The Company shall notify all Holders of Registrable Securities in writing (a "Company Registration Notice") at least 15 days prior to filing any Registration Statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company, and Registration Statements relating to a Holder Notice under Section 2.1(a), but excluding Registration Statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by such Holder shall within 5 Business Days after receipt of the Company Registration Notice, so notify the Company in writing (a "Piggyback Notice"), and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Registration Statement. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) Underwriting. If a Registration Statement for which the Company gives a Company Registration Notice is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities in the Company Registration Notice. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section
2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares in the manner set forth in Section 2.1(b); provided, however, if the Registration Statement originally proposed to be filed under this Section 2.2 is for a primary offering for cash by the Company, none of the securities to be offered by the Company shall be excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.



                                                                   Page 53 of 65
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                  (c) Withdrawal Right. Notwithstanding any provision contained in this Section 2.2 to the contrary, the Company shall have the right to terminate or withdraw any Registration Statement initiated by it (other than in response to a Holder Notice under Section 2.1) prior to the effectiveness of such Registration Statement whether or not any Holder has elected to include his Registrable Securities in such Registration Statement.

                  (d) Expenses. All Registration Expenses incurred in connection with any registration pursuant to this Section 2.2, shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or broker(s) in connection with such offering by the Holders.

                  (e) Not Demand Registration. Registration pursuant to this
Section 2.2 shall not be deemed to be a demand registration as described in
Section 2.1 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.2.

                  (f) Shelf Registrations. In the event the registration pursuant to this Section 2.2 is a Shelf Registration, the Holders requesting inclusion in such registration pursuant to Section 2.2(a) shall comply with the provisions of Section 2.1(c).

         2.3. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

                  (a) Registration Statement. Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and to keep such Registration Statement effective until the last to occur of (i) the sale or other distribution of all of the Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution thereof, (ii) the expiration of all periods during which transactions in Registrable Securities by a dealer are not exempt from the provisions of Section 5 of the Securities Act by virtue of Section 4(3) of the Securities Act or during which any dealer is obligated under the Securities Act to deliver a prospectus in connection with transactions involving Registrable Securities, (iii) the expiration of all other periods, if any, during which the Registration Statement is required to remain effective in order to avoid a violation of applicable law by any Holder or the Company related to the sale or other distribution of all of the Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution thereof, (iv) in the case of a Shelf Registration, the expiration of the period requested under Section 2.1(c); provided however that nothing in clauses (i) through (iii) hereof shall require the Company to keep a Registration Statement effective for more than 120 days; provided further, that the Holders may request that the Company grant extensions to such 120-day period and the Company shall not unreasonably deny such request.



                                                                   Page 54 of 65
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                  (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

                  (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (d) Blue Sky. Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Customary Agreements. Enter into customary agreements (including, in the case of an underwritten offering, an underwriting agreement in customary form); make such representations and warranties to any underwriters, brokers, dealers, placement agents and other Persons involved in the distribution to any underwriters, brokers, dealers, placement agents and other persons involved in the distribution of the Registrable Shares included in such Registration Statement as in form, substance and scope are customarily made by issuers in similar circumstances or which may be reasonably requested. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notification. Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In addition, the Company shall promptly notify each Holder and each underwriter, broker, dealer and placement agent participating in any offering or sale or other distribution of securities covered by such Registration Statement of the issuance or threatened issuance of any order suspending the registration or qualification of any Registrable Securities covered by such Registration Statement for disposition in any jurisdiction; use its commercially reasonable efforts to prevent the issuance of any such threatened order and, if any such order is issued, use its commercially reasonable efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify each Holder and each such underwriter, broker, dealer and placement agent of any lifting or withdrawal.

                  (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or,



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if such securities are not being sold through underwriters, on the date that the
Registration Statement with respect to such securities becomes effective,

                           (i) an opinion, dated as of such date, of the counsel
representing the Company for the purposes of such registration, addressed to the Holders requesting registration of Registrable Securities

                                    (A) in the event of any offering other than
an underwritten offering, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, and

                                    (B) in the event of an underwritten
offering, in the form given to the underwriters.

                           (ii) in any underwritten offering, a "comfort" letter
dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

                  (h) Additional Actions. Take all other actions which are reasonably necessary or which may be reasonably requested by the majority of selling Holders or any underwriter, broker, dealer or placement agent participating in any offering or sale or other distribution of securities covered by such Registration Statement to effect the registration and qualification of the Registrable Securities covered by such Registration Statement and to facilitate the disposition thereof in accordance with the respective plans of distribution of the selling Holders.

         2.4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1 or 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably requested by the Company or otherwise required in order to timely effect the Registration of their Registrable Securities.

         2.5. Indemnification. In the event any Registrable Securities are included in a Registration Statement under Sections 2.1 or 2.2:

                  (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar



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as such losses, claims, damages, or liabilities (or actions in respect thereof)
arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                           (i) any untrue statement or alleged untrue statement
of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state
therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           (iii) any violation or alleged violation by the
Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such Registration Statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such selling Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply

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to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 2.5(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section
2.5 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement in question becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party, was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and the furnishing of such Final Prospectus as so required would have eliminated liabilities under the Securities Act or the Exchange Act.

                  (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.5, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.5; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the selling Holders on the other hand, from the offering of the Registered Securities, but also the relative fault of the Company and the selling Holders in connection with the statements or omissions which resulted in such claim as well as any other relevant equitable considerations; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Survival. The obligations of the Company and Holders under this Section 2.5 shall survive until 90 days following the third anniversary of the completion of any offering of Registrable Securities in a Registration Statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

         2.6. Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 2.1 and 2.2 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section
2.1 or 2.2 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under (a) Rule 144 in a single transaction without exceeding the applicable volume limitations thereunder, or (b) under Rule 144(k).

         2.7. No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority of the Registrable Securities, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand or "piggyback" registration rights described in this Section 2, or otherwise) relating to shares of the Company's Common Stock or any other voting securities of the Company, other than rights that are on a parity with or subordinate in right to the Holders.

         2.8. Rule 144 Reporting; S-3 Eligibility. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of "Restricted Securities" (used herein as defined in Rule 144 under the Securities Act) to the public without registration, and to be eligible to use Form S-3, the Company agrees to:

                           (a) make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Exchange Act;

                           (b) file with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

                           (c) so long as any holders of Registrable Securities
owns any Restricted Securities, to furnish to such holder forthwith upon request a written statement by the

Company as to its compliance with the reporting requirements of said Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such holder of the Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration.

         2.9. Maintenance of Listed Status The Company shall use its commercially reasonable efforts to maintain its status as a listed company on the National Market System of the Nasdaq Stock Market, Inc. as such listing exists as of the date hereof. In the event the Company should be de-listed, for whatever reason, the Company agrees to use its commercially reasonable efforts to regain its status as a listed company on the National Market System of the Nasdaq Stock Market, Inc., or, if not available, the Small Cap Market.

3.       MISCELLANEOUS

         3.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to provisions regarding choice of laws.

         3.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by a Holder without the written consent of the Company. Notwithstanding the foregoing, a Holder may transfer its rights hereunder in connection with a transfer of Registrable Securities (i) to any affiliate, related entity of such Holder, or to another partnership managed by First Reserve Corporation, (ii) to the limited or general partners of a Holder in connection with the full or partial liquidation of such Holder or (iii) to a person who acquires Registrable Securities having a fair market value of at least $2,500,000 from a Holder in a private transaction. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of the Holders of a majority of the Registrable Securities.

         3.3. Entire Agreement; Merger. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement supersedes in their entirety any prior agreements or understandings between the Holders, on the one hand, and the Company, on the other hand, regarding the registration of Company securities, including without limitation the registration rights agreements between St. James and the Company, dated June 16, 2000, June 29, 2000 and June 30, 2000.

         3.4. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three (3) Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To a Holder:                                     To the Company:
                                                 Industrial Holdings, Inc.
to the address set forth opposite such Holder    7135 Ardmore
on the signature pages hereto                    Houston, Texas 77054
                                                 Attn: President
                                                 Fax: (713) 749-9642

With copies to:
First Reserve Corporation
1801 California St., Suite 4110
Denver, CO 80202
Attn: Thomas R. Denison
Fax Number: (303) 382-1275

                  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 3.4 by giving the other party written notice of the new address in the manner set forth above.

         3.5. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and the holders of a majority of the Registrable Securities.

         3.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to the Holders, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, or the Holders nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Holders of any breach of default under this Agreement or any waiver on the part of the Company or the Holders of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or the Holders shall be cumulative and not alternative.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.



                                  INDUSTRIAL HOLDINGS, INC.

                                       By:
                                                 -------------------------------
                                       Name:
                                                 -------------------------------
                                       Title:
                                                 -------------------------------

                                  FIRST RESERVE FUND VIII, L.P., a Delaware limited partnership

                                       By:  FIRST RESERVE GP VIII, L.P. a
                                            Delaware limited partnership, its
                                            General Partner

                                            By:  FIRST RESERVE CORPORATION, a
                                                 Delaware corporation, its
                                                 General Partner

                                                 By:
                                                       -------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------

                                  Address:

                                  --------------------

                                  --------------------

                                  --------------------

                                  SJMB, L.P., a Texas limited partnership

                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                  Address:

                                  --------------------

                                  --------------------

                                  --------------------

                                  St. James Capital Partners, L.P

                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                  Address:

                                  --------------------

                                  --------------------

                                  --------------------

                                  CFE, Inc.

                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                  Address:  201 Highridge
                                            Stamford, CT 06927



                                  --------------------
                                  Michael L. Stansberry

                                  Address:  14 Hidden Pond Place
                                            The Woodlands, TX 77381



                                  --------------------
                                  Michael T. Mino

                                  Address:  4144 Greystone, #702
                                            Sugarland, TX 77479



                                  --------------------
                                  Randy Deroche

                                  Address:  4033 Hwy 24
                                            Bourg, LA 70343



                                  --------------------
                                  Bobby Corte, Jr.

                                  Address:  105 Feldspar Drive
                                            Houma, LA 70360

                                  --------------------
                                  Kane Corte

                                  Address:  #8 Asthodel
                                            Houma, LA 70360



                                  --------------------
                                  Steven W. Krablin

                                  Address:  9619 Windrush
                                            Spring, TX 77379



                                  --------------------
                                  Dennis Sanvi and Kim Sanvi

                                  Address: 605 Morningside Drive
                                           Houma, LA 70360